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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]


                                     November
                                     27th
                                     1 9 9 6



Nationwide Health Properties, Inc.
4675 MacArthur Court
Suite 1170
Newport Beach, California 92660

          Re:  $300,000,000 Aggregate Offering Price of
               Securities of Nationwide Health Properties, Inc.
               ------------------------------------------------

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Nationwide Health Properties, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration of $300,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of unsecured debt securities (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Securities Warrants"), one or more series of shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), depositary shares representing interests in the Preferred Stock (the "Depositary Shares"), warrants to purchase Depositary Shares (the "Depositary Shares Warrants"), shares of common stock, par value $.10 per share (the "Common Stock"), and warrants to purchase Common Stock (the "Common Stock Warrants," and with the Debt Securities Warrants, the Preferred Stock Warrants and the Depositary Shares Warrants, being collectively referred to herein as the "Securities Warrants"). We also have examined the form of Indenture to be entered into by and between the Company and Bank of New York, as Trustee, relating to the Debt Securities (the "Indenture"). We are familiar with the proceedings heretofore
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Page 2 - Nationwide Health Properties, Inc. - November 27, 1996

taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

          Subject to (i) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance and sale of the Securities; (ii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; (iii) the establishment of the terms of the Debt Securities in accordance with the terms of the Indenture; (iv) the establishment of the terms of the Preferred Stock, if applicable, in accordance with the terms of the Company's Amended and Restated Articles of Incorporation and applicable law; (v) the due authorization, execution and delivery of a Deposit Agreement (in the case of Depositary Shares) and Warrant Agreement (in the case of Securities Warrants); and (vi) the execution, delivery and authentication of and payment for the Securities, it is our opinion that:

          1. The Debt Securities, including any Debt Securities that may be issued upon the exercise of any Debt Securities Warrants, will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          2. The Preferred Stock, including any Preferred Stock that may be issued upon the exercise of any Preferred Stock Warrants will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and nonassessable.

          3. The persons in whose names the Depositary Shares represented by depositary receipts are registered will be entitled to the rights specified in the Deposit Agreement.

          4. The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock, or upon exercise of any Common Stock Warrants, will, upon the issuance and sale
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Page 3 - Nationwide Health Properties, Inc. - November 27, 1996


     thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

          5. The Securities Warrants will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Respectfully submitted,

                                    /s/ O'MELVENY & MYERS LLP